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                                                                   April 6, 1999



Internet Financial Services Inc.
40 Wall Street
New York, New York 10005

Gentlemen:

         We have acted as counsel to Internet Financial Services Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form SB-2 (the "Registration Statement") relating to the offer and sale of up to 2,300,000 shares (the "Shares") of common stock of the Company, par value $.001 per share ("Common Stock").

         We have examined copies of the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, all resolutions adopted by the Company's Board of Directors (the "Board"), consents of the Board and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed. We have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and others.

         Based on the foregoing, we are of the opinion that the Shares, when duly sold, issued and paid for in accordance with the terms of the Prospectus included as part of the Registration Statement, will be validly and legally issued and will be fully paid and non-assessable.





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Internet Financial Services Inc.
April 6, 1999
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement. As described under such caption, Edward I. Tishelman is a member of our firm and the owner of 112,500 shares of Common Stock. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,

                                               HARTMAN & CRAVEN LLP



                                               By: /s/ Edward I. Tishelman
                                                  -----------------------------
                                                   Edward I. Tishelman,
                                                   a partner

EIT/bh